SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): May 15, 2008

GLOBECOMM SYSTEMS INC.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

DELAWARE

(STATE OR OTHER JURISDICTION OF INCORPORATION)

000-22839 (COMMISSION FILE NUMBER)	11-3225567 (I.R.S. EMPLOYER IDENTIFICATION NO.)

45 Oser Avenue
Hauppauge, New York 11788
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

(631) 231-9800
(REGISTRANT’S TELEPHONE NUMBER, INCLUDING AREA CODE)

Not Applicable
(FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On May 15, 2008, the compensation committee of Globecomm Systems Inc. (the “Registrant”) authorized the amendment of the employment agreement of Andrew C. Melfi, the Registrant’s Chief Financial Officer (the “Executive”), pursuant to which the period that the Executive will receive severance pay will increase from two years to three years in the event the Executive terminates his employment for good reason or the Executive is terminated by the Registrant without cause. In the event of a change of control of the Registrant, if the Executive does not resign for good reason within one year of such change in control he would receive a special bonus of 300% of his then salary rather than the 200% of his then salary that is set forth in his original employment agreement. A copy of the amendment to the employment agreement is attached as Exhibit 10.1 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
10.1	Amendment to Employment Agreement, dated as of May 15, 2008, by and between, Andrew C. Melfi and the Registrant.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Globecomm Systems Inc. (Registrant)
By:	/s/ Andrew C. Melfi
Name:	Andrew C. Melfi
Title:	Vice President, Chief Financial Officer and Treasurer (Principal Financial and Accounting Officer)

Dated: May 21, 2008